Exhibit 3.11

AGREEMENT AND DECLARATION OF TRUST OF

ENTERCOM BOSTON 1 TRUST

Dated: September 18, 1998

AGREEMENT AND DECLARATION OF TRUST OF

ENTERCOM BOSTON 1 TRUST

AGREEMENT AND DECLARATION OF TRUST OF

ENTERCOM BOSTON 1 TRUST

This AGREEMENT AND DECLARATION OF TRUST, made this 18th day of September, 1998, by and between Entercom Communications Corp., a Pennsylvania corporation (the “Settlor”), and the Trustee whose signature is set forth below (the “Initial Trustee”).

W I T N E S S E T H T H A T:

WHEREAS, the Settlor proposes to deliver to the Initial Trustee the sum of one hundred dollars ($100.00) lawful money of the United States of America, in trust hereunder and to authorize the Initial Trustee and all other individuals acting as Trustees hereunder to employ such funds, and any other funds or assets coming into their hands or the hands of their successors or successor as such Trustees, to carry on the business, directly or through one or more subsidiary entities, of (i) acquiring, owning, operating, managing and selling or otherwise disposing of radio stations located in The Commonwealth of Massachusetts, (ii) owning membership interests in and acting as the manager of limited liability companies, (iii) investing, either directly or indirectly, in operating companies and investment funds, (iv) buying, selling, holding, investing in or otherwise dealing in and with stocks, bonds, debentures, notes, warrants, options and other securities of all kinds, (v) buying, selling, holding, investing in, managing and leasing (as lessor or lessee) real estate and interests therein of all kinds, and other real and personal property, and (vi) engaging in any other activities as the Trustees may deem advisable, which are not prohibited by law or the terms of this Declaration; and

WHEREAS, the Initial Trustee is willing to accept such sum, together with any and all additions thereto, and the income or increments thereon, upon the terms, conditions and trusts hereinafter set forth; and

WHEREAS, the beneficial interest in the assets held by the Trustees shall be divided into transferable Shares, all in accordance with the provisions hereinafter set forth; and

WHEREAS, it is desired that the Trust established hereby be managed and operated as a trust with transferable shares under the laws of Massachusetts, of the type commonly known as a Massachusetts business trust, in accordance with the provisions hereinafter set forth:

NOW, THEREFORE, the Initial Trustee, for himself and his successors as Trustees, hereby declare, and agree with the Settlor, for itself and for all persons who shall hereafter become holders of Shares, that the Trustee will hold the sum delivered to him upon the execution hereof, and all other and further cash, securities and other property of every type and description which they may in any way acquire in their capacity as such Trustee, together with the income therefrom and the proceeds thereof, IN TRUST NEVERTHELESS, to manage and dispose of the same for the benefit of the holders from time to time of the Shares being issued and to be issued hereunder and in the manner and subject to the provisions hereof, to wit:

ARTICLE I

THE TRUST

Section 1.1. Name. The name of the Trust shall be “Entercom Boston 1 Trust”, and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the Shareholders. If the Trustees determine that the use of such name is not practicable, legal or convenient at any time or in any jurisdiction, or if the Trust is required to discontinue the use of such name, then the Trustees may use such other designation or adopt such other name for the Trust as they deem proper, and the Trust may hold property and conduct its activities under such other designation or name

Section 1.2. Offices; Resident Agent. The Trust shall have an office in 116 Huntington Ave. Boston, Massachusetts, unless changed by the Trustees to another location in Massachusetts or elsewhere, but such office need not be the sole or principal office of the Trust. The Trust may have such other offices or places of business as the Trustees may from time to time determine to be necessary or expedient. The Trustees may appoint, and from time to time replace, a resident agent for the Trust in The Commonwealth of Massachusetts.

Section 1.3. Nature of Trust. The Trust shall be a trust with transferable shares under the laws of The Commonwealth of Massachusetts, of the type referred to in Section 1 of Chapter 182 of the Massachusetts General Laws and commonly known as a Massachusetts business trust. The Trust is not intended to be, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, limited liability company, joint venture, corporation or joint stock company. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder.

Section 1.4. Distributions. From time to time, the Trustees may in their absolute discretion make distributions from income or principal to the Shareholders in proportion to the number of Shares held by each.

Section 1.5. Shareholder Assessments. The Trustees shall have no power to bind the Shareholders personally, or call upon them for the payment of any sum of money or any assessment whatever, except such sum as Shareholders may at any time personally obligate themselves to pay by express agreement with the Trustees.

Section 1.6. Definitions. As used in this Declaration of Trust, the following terms shall have the meanings set forth below unless the context thereof otherwise requires:

“By-Laws” means the By-Laws of the Trust, as amended from time to time.

“Contracting Party” has the meaning designated in Section 3.4 hereof.

“Declaration” and “Declaration of Trust” means this Agreement and Declaration of Trust and all amendments or modifications thereof as from time to time in effect.

“Initial Trustee” has the meaning designated in the preamble hereto.

“Majority of Trustees” means a majority of the Trustees in office at the time in question. At any time at which there shall be only one Trustee in office, such phrase shall mean such Trustee.

“Person” means and includes individuals, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, banks, trust companies, land trusts, business trusts or other entities, and governments and agencies and political subdivisions thereof.

“Settlor” has the meaning designated in the preamble hereto.

“Shareholder” means a record owner of Shares.

“Shares” means the transferable units of interest into which the beneficial interest in the Trust or in the Trust property shall be divided from time to time.

“Trust” means the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time.

“Trustees” means, collectively, the Initial Trustee, so long as he shall continue in office, and all other Persons who at the time in question have been duly elected or appointed as Trustees of the Trust in accordance with the provisions hereof and who have qualified and are then in office. At any time at which there shall be only one Trustee in office, such term shall mean such single Trustee.

“Trust Property” means as of any particular time any and all property, real, personal or otherwise, tangible or intangible, including, but not limited to, interests in limited liability companies, whether as manager, member, or both, licenses, broadcasting equipment, towers, lines, cables and all other property used or useful in connection with the ownership and operation of radio stations, stocks, bonds, debentures, notes, warrants, options and other securities of all kinds, and real estate and interests therein of all kinds, including condominiums, which is transferred, conveyed or paid to the Trust or Trustees and all income, profits, rents and gains therefrom and which at such time is owned or held by, or for the account of, the Trust or the Trustees.

ARTICLE II

PURPOSE OF THE TRUST

The purpose of the Trust is to carry on the business, directly or through one or more subsidiary entities, of (i) acquiring, owning, operating, managing and selling or otherwise disposing of radio stations located in The Commonwealth of Massachusetts, (ii) owning membership interests in and acting as the manager of limited liability companies, (iii) investing, either directly or indirectly, in operating companies and investment funds, (iv) buying, selling, holding, investing in or otherwise dealing in and with stocks, bonds, notes, debentures, warrants, options and other securities of all kinds, (v) buying, selling, holding, investing in, managing and leasing (as lessor or lessee) real estate and interests therein of all kinds, and other real and persona! Property, and (vi) engaging in any other activities as the Trustees may deem advisable; and to do, exercise and perform any and every act, thing or power necessary, suitable or desirable for the accomplishment of any of the purposes, the attainment of any of the objects or the furtherance of any of the powers which are lawful purposes, objects or powers of a trust of the type commonly termed a Massachusetts business trust with transferable shares, either alone or in conjunction with other Persons, and either as principal or as agent; and to do every other act or acts or thing or things incidental or appurtenant to or growing out of or in connection with the aforesaid objects, purposes or powers, or any of them, which a trust of the type commonly termed a Massachusetts business trust with transferable shares is not now or hereafter prohibited from doing, exercising or performing.

ARTICLE III

TRUSTEES

Section 3.1. Number, Designation, Election, Term, etc.

(a) Number. Initially, the number of Trustees shall be set at one (1). The Shareholders may increase or decrease (but not below one (1)) the number of Trustees at any time by appropriate action. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (c) of this Section 3.1

(b) Election and Term. At each annual meeting of Shareholders, Trustees shall be elected for the ensuing year in the number then fixed pursuant to this Section 3.1. In the case of any vacancy in the Trustees, however arising, the Shareholders, by vote at a special meeting, or a majority of the Trustees continuing in office, by an instrument in writing signed by such majority of the Trustees, may fill such vacancy. Election of Trustees at an annual or special meeting shall be by the affirmative vote of the holders of at least a majority of the Shares present in person or by proxy at such meeting. The election or appointment of any Trustee (other than an individual who was serving as a Trustee immediately prior to such election or appointment) shall not become effective unless and until (but shall become effective when) such Person shall, in writing, have accepted his election or appointment and agreed to be bound by the terms of this Declaration of Trust. Upon the effectiveness of any such election or appointment of a new Trustee or Trustees as provided in this Section 3.1, the Trust Property shall vest in such new Trustee or Trustees jointly with the continuing or surviving Trustees, if any, without the necessity of any further act or conveyance.

(c) Resignation, Retirement and Removal. Any Trustee may resign his trust or retire as a Trustee, by a written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument. Any Trustee may be removed with or without cause at any time by written instrument signed by at least two-thirds of the Trustees in office immediately prior to such removal, or by vote of the holders of at least a majority of the Shares then outstanding, specifying the date upon which such removal shall become effective.

(d) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or an increase in the number of Trustees, may be filled by vote of the holders of at least a majority of the Shares then outstanding, or by a Majority of the Trustees; provided, that if there shall be no Trustees in office, such vacancy or vacancies shall be filled by the Shareholders. Any such appointment or election shall take effect immediately, except that an appointment or election in anticipation of a vacancy to occur by reason of retirement, resignation or increase in the number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation or increase in the number of Trustees.

(e) Acceptance of Trusts. Whenever any conditions to the appointment or election of any Person as a Trustee hereunder who was not, immediately prior to such appointment or election, acting as a Trustee shall have been satisfied, such Person shall become a Trustee and the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance. Such new Trustee shall accept such appointment or election in writing and agree in such writing to be bound by the provisions hereof, but the execution of such writing shall not be requisite to the effectiveness of the appointment or election of a Trustee.

(f) Effect of Death, Resignation, etc. The death, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust. Whenever a vacancy shall occur, until such vacancy is filled as provided in subsection (d) of this Section 3:1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

(g) No Accounting. Except under circumstances which would justify his removal for cause, no Person ceasing to be a Trustee (nor the estate of any such Person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

(h) Filings. Whenever there shall be a change in the composition of the Trustees, the Trust shall cause to be filed in the office of the Secretary of State of The Commonwealth of Massachusetts and the City Clerk of the City of Boston, and in each other place where the Trust is required to file amendments to this Declaration, a certificate executed by a Trustee or officer of the Trust as to the fact of the appointment or election of any Person who was not theretofore a Trustee or as to the resignation, removal or death of a Trustee, but the filing of such certificate shall not be requisite to the effectiveness of any such appointment, election, resignation or removal of a Trustee.

Section 3.2. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders: they may as they consider appropriate elect and remove officers, appoint and terminate agents and consultants, and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians and may authorize any custodian to employ sub-custodians or agents and to deposit all or any part of the securities held by the Trust in a system or systems for the central handling of securities; and in general they may delegate to any officer of the Trust, to any committee of the Trustees, and to any employee, agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including, without implied limitation, the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

Without limiting the generality of the foregoing and except as expressly limited by other provisions of this Declaration of Trust, the Trustees, in addition to all other powers they may have, shall have power and authority at any time and from time to time:

(i) to be a member and/or manager of one or more limited liability companies, wherever organized;

(ii) in the Trust’s capacity as the manager of limited liability companies, to have full authority and responsibility and exclusive and complete discretion in the management, control, operation and disposition of the business and assets of such limited liability companies of which the Trust is the manager in accordance with the operating agreements of such limited liability companies and applicable law, to make all decisions affecting the business and assets of such limited liability companies, and to have full, complete and exclusive discretion to take any and all actions that such limited liability companies are authorized to take and to make all decisions with respect thereto;

(iii) to engage in the business of buying, selling, holding, investing or otherwise dealing in and with stocks, bonds, debentures, notes, warrants, options and other securities of all kinds, and buying, selling, holding, mortgaging, investing in, managing and leasing (as lessor or lessee) real estate and interests therein of all kinds, and other real and personal property;

(iv) to manage, maintain, repair, improve, change or alter any property, real or personal, including building, repairing, tearing down and rebuilding structures or additions thereto;

(v) to vote or give assent or exercise any and all rights, powers or privileges of ownership with respect to the Trust Property; to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to the Trust Property as the Trustees shall deem proper; and to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(vi) to hold any security or investment in real or personal property or interest in real or personal property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust to which such security or property has been allocated, or in the name of a custodian, sub-custodian or other depositary or a nominee or nominees, or otherwise;

(vii) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by any such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(viii) to join with other security holders in acting through .a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee the Trustees shall deem proper;

(ix) to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust for any matter in controversy, including but not limited to claims for taxes;

(x) to be a general partner of a general partnership, or a general or a limited partner of a limited partnership, which shall carry on all or any of the businesses or activities the Trust is itself authorized to conduct, and to enter into joint ventures and any other combinations or associations organized for any of the foregoing purposes;

(xi) to incur liabilities and borrow money in order to obtain funds to engage in any of the aforesaid activities, including to acquire real or personal property, or to refinance any Trust indebtedness, or in furtherance of any other purposes of the Trust; to issue evidences of indebtedness to evidence such borrowings; and to secure same by mortgage, security interest, pledge or other lien on real or personal property, including securities, of the Trust;

(xii) to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage or pledge against a security interest in the Trust Property or any part thereof to secure any part of or all such obligations;

(xiii) to purchase and pay for entirely out of the Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including without limitation insurance policies insuring the assets of the Trust, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify any such person against such liability;

(xiv) to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(xv) upon such terms and conditions as they deem best, to sell, rent, lease, hire, exchange, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all of the Trust Property, free and clear of all trusts, for cash or on terms, with or without advertisement, and on such terms as to payment, security or otherwise, all as they shall deem necessary or expedient; and to lend money, whether secured or unsecured;

(xvi) to employ all such attorneys, brokers, investment advisers, property managers, accountants, architects, engineers, builders, escrow agents, depositories, custodians, agents for collection, administrators, record keepers, bookkeepers, insurers, banks, officers, servants and agents as they think best for the business of the Trust, to supervise and direct the acts of any of the same, and to fix and pay their compensation and define their duties;

(xvii) to collect, sue for and receive all sums of money coming due to the Trust or to or for its clients, to employ counsel, and to commence, engage in, prosecute or abandon, any and all actions, suits, proceedings, disputes, claims, controversies, demands or other litigation or legal proceedings relating to the Trust, the Trust Property or the officers of the Trust, in the name of the Trust, at law or in equity, or before any other bodies or tribunals, and to compromise or arbitrate any dispute to which the Trust may be a party, whether or not any suit is commenced or any claim shall have been made or asserted;

(xviii) to enter into agreements with any Person organized or existing under the laws of any jurisdiction, including without limitation any corporation, company, association, joint venture, general partnership, limited partnership, joint stock company or other entity, by which such Person shall agree to acquire the Trust Property or any part or parts thereof or to assist the Trust in the conduct of any business in which the Trust shall directly or indirectly have any interest, or by which the Trust shall agree to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Property or any part or parts thereof to or with any such Person in exchange for the securities thereof or otherwise, or to lend money to, subscribe for the securities of, or to enter into any contracts with, any such Person in which the Trust holds or is about to acquire, securities or any other interest;

(xix) to select, and from time to time to change, the fiscal year of the Trust;

(xx) to determine, and from time to time change, the method or form in which the Trust’s accounts shall be kept;

(xxi) to determine from time to time the value of all or any part of the Trust Property and of any services, securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Property in accordance with such appraisals or other information as are, in the Trustees’ sole judgment, necessary and satisfactory;

(xxii) to cause legal title to any of the Trust Property to be held by or in the name of the Trustees, or except as prohibited by law, by or in the name of such Person or Persons, upon such terms, in such manner and with such powers, as the Trustees may determine, and with or without disclosure that the Trust or the Trustees are interested therein;

(xxiii) to adopt and use a seal for the Trust; provided, that unless otherwise required by the Trustees, it shall not be necessary to place the seal upon, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust;

(xxiv) to exercise any and all rights, powers and privileges, and to perform any and all duties and obligations, as owners of any asset or property owned or held by the Trust, the same as any individual might do;

(xxv) to declare and pay dividends and make other distributions to Shareholders, whether out of earnings, profits, surplus, capital or otherwise;

(xxvi) in addition to the mandatory indemnification provided for in Section 8.1, and to the extent permitted by law, to indemnify or enter into agreements with respect to indemnification with any Person with whom this Trust has dealings, including, without limitation, any manager or independent contractor, to such extent as the Trustees shall determine;

(xxvii) to execute, acknowledge, deliver and record all written instruments which they may deem necessary or expedient in the exercise of their powers; and

(xxviii) to do all other such acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration.

Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken by a Majority of the Trustees present at a meeting of Trustees (a quorum being present), within or without Massachusetts, or by written consent of a Majority of the Trustees. Any meeting of Trustees may be held by means of a telephone conference call or other communications facility by means of which all individuals participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at such meeting.

Section 3.3. Payment of Trust Expenses; Compensation of Trustees. The Trustees are authorized to pay or to cause to be paid out of the assets of the Trust all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, managers, agents and employees as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

Section 3.4. Certain Contracts. Subject to compliance with the rules, regulations and policies of the Federal Communications Commission, and notwithstanding any limitations of present and future law or custom concerning delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, general partnerships, limited partnerships, other type of organizations, or individuals (a “Contracting Party”), to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or on behalf of the Trust or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may deem appropriate:

(i) subject to the general supervision of the Trustees and in conformity with the stated policies of the Trustees with respect to the Trust Property, to manage the Trust Property and to make decisions with respect thereto;

(ii) subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust, to supervise all or any part of the operations of the Trust and to provide all or any part of the administrative and clerical personnel, office space, and office equipment and services appropriate for the efficient administration and operation of the Trust;

(iii) to act as depositary for and to maintain custody of the Trust Property and accounting records in connection therewith;

(iv) to handle all or any part of the accounting responsibilities, whether with respect to the Trust Property, Shareholders or otherwise.

The same Person may be a Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions relating to the standard of care and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into sub-contractual arrangements relative to any of the matters referred to in this Section 3.4.

The fact that:

(a) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, investment adviser or manager, or agent of or for any Contracting Party or of or for any parent or affiliate of any Contracting Party, or that any Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust, or that

(b) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other Persons, or have other businesses or interests,

shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or to the Shareholders.

Section 3.5. Investments. The Trustees shall have power, for such consideration as they may deem proper, to invest in, purchase or otherwise acquire and to contract and commit to acquire, for cash or other property or through the issuance of securities of the Trust, and hold for investment, property of every kind, real, personal or mixed, tangible or intangible, whether or not such investments shall be of a character or in an amount not customarily considered proper for the investment of trust funds or which do not or may not produce income. The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law now or hereafter in effect limiting the investments of trustees or other fiduciaries, but they shall have full authority and power to make any and all investments within the limitations of this Declaration of Trust, that they, in their absolute discretion, shall determine, and without liability for loss.

Section 3.6. Borrowings; Financings; Issuance of Securities. The Trustees have power to borrow or in any other manner raise such sum or sums of money, and to incur such other indebtedness for goods or services, or for or in connection with the purchase or other acquisition of property, as they shall deem advisable for the purposes of the Trust in any manner and on any terms, and to evidence the same by negotiable or non-negotiable securities which may mature at any time or times, even beyond the possible date of termination of the Trust; to issue securities of any type for such cash, property, services or other considerations, and at such time or times and upon such terms, as they may deem advisable; and to reacquire any such securities. Any such securities of the Trust may, at the discretion of the Trustees, be made convertible into Shares at such time and on such terms as the Trustees may prescribe.

Section 3.7. Mortgages, etc. The Trustees shall have power to execute and deliver any mortgage, pledge or other instrument giving or creating a lien upon all or any part of the Trust Property, to secure the payment of any indebtedness of the Trust, or the performance by the Trust of its obligations under any security, contract or agreement.

Section 3.8. Guaranties. The Trustees shall have power to endorse or guarantee the payment of any notes or other obligations of any Person; and to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof.

Section 3.9. Deposits. The Trustees shall have power to deposit any moneys or securities included in the Trust Property with any one or more banks, trust companies or other banking institutions, whether or not such deposits will draw interest. Such deposits are to be subject to withdrawal in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the bank, trust company or other banking institution with whom the moneys or securities have been deposited.

Section 3.10. Valuation. The Trustees shall have power to determine conclusively the value of any of the Trust Property and of any services, securities, assets or other consideration hereafter to be acquired by the Trust, and to revalue the Trust Property.

Section 3.11. Further Powers; Limitations. The Trustees shall have power to do all such other matters and things and execute all such instruments as they deem necessary, proper or desirable in order to carry out, promote or advance the interests of the Trust, although such matters or things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order to deal with the Trust Property. The Trustees may limit their right to exercise any of their powers through express restrictive provisions in the instruments evidencing or providing the terms for any securities of the Trust or in other contractual instruments adopted on behalf of the Trust.

Section 3.12. Appointment. The Trustees shall be responsible for the general operating policy of the Trust and for the general supervision of the business of the Trust conducted by officers, agents, employees, advisers or independent contractors of the Trust, but the Trustees shall not be required personally to conduct all the business of the Trust and, consistent with their ultimate responsibility as stated herein, the Trustees may appoint, employ or contract with a manager or managers to conduct, manage and/or supervise the operations or any portion thereof of the Trust, and may grant or delegate such authority to such manager or managers as the Trustees may, in their sole discretion, deem to be necessary or desirable, without regard to whether such authority is normally granted or delegated by trustees.

Section 3.13. Compensation; Scope of Authority. The Trustees shall have power to determine the terms of compensation of any such manager or managers. The Trustees may exercise broad discretion in allowing any such manager or managers, subject to the continuing supervision of the Trustees, to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

Section 3.14. Right of Trustees and Officers to own Property or to Engage in Business; Authority of Trustees to Permit Others to do Likewise. The Trustees in their capacity as trustees and the officers of the Trust in their capacity as such, shall not be required to devote their entire time to the business and affairs of the Trust. Except as otherwise specifically provided by vote of the Trustees, or by agreement in any particular case:

(a) any Trustee or officer of the Trust may acquire, own, hold and dispose of, for his own individual account, any property, and acquire, own, hold, carry on and dispose of, for his own individual account, any business entity or business activity, whether similar or dissimilar to that invested in or carried on by the Trust, and may exercise all rights in respect thereof as if he were not a Trustee or officer of the Trust;

(b) provided that such interest and compensation is fully disclosed to the Trust in advance, any Trustee or officer of the Trust may be interested as a partner, officer, director, trustee, stockholder, beneficiary, employee or otherwise, in any Person that may be engaged to render advice or services to, for or on behalf of the Trust and if so disclosed, and unless otherwise determined by vote of a majority of the Trustees not so interested, may receive compensation from such firm or corporation in such capacities, as well as compensation as Trustee, manager, officer, employee or agent of the Trust, and none of these activities shall be deemed to conflict with the duties of a Trustee or officer of the Trust; and

(c) no Trustee or officer of the Trust shall have any duty to present to the Trust any investment opportunity which he or it may receive in any capacity other than as Trustee or officer of the Trust and the failure to present to the Trust any such investment opportunity shall not make such Trustee or officer liable to the Trust, to the Trustees or to any Shareholder in any way whatsoever.

The Trustees shall have power, generally or in specific cases, to permit employees or agents of the Trust, to have the same rights (or lesser rights) to acquire, hold, own and dispose of property and businesses, to carry on businesses, to be interested in and to receive compensation from the manager or managers, if any, and to accept investment opportunities without offering them to the Trust, as the Trustees have by virtue of this Section 3.14.

ARTICLE IV

SHARES

Section 4.1. Description of Shares. The interest of the Shareholders hereunder shall be divided into shares of beneficial interest which shall be known collectively as Shares, shall be of one class without par value, and, when the Trust shall have received, in payment therefor, such consideration as the Trustees shall specify, shall be nonassessable. Ownership of Shares shall be evidenced by certificates. The number of Shares which the Trust shall have authority to issue is unlimited.

Section 4.2. Rights of Holders. The holders of Shares shall be entitled to receive, when and as declared by the Trustees out of any funds legally available for the purpose, such dividends as may be declared from time to time by the Trustees. In the event of the termination of the Trust, or upon the distribution of its assets, the assets of the Trust available for payment and distribution to Shareholders after payment or provision for all indebtedness shall be distributed ratably among the holders of Shares at the time outstanding. The holders of Shares shall be entitled to one vote for each Share held by them and a proportionate vote for each fractional Share. Shares shall have noncumulative voting rights, and shall have no preference, conversion, exchange, preemptive or redemption rights.

Section 4.3. Certificates. Every Shareholder shall be entitled to receive a certificate, in such form as the Trustees shall from time to time approve, specifying the number of Shares held by such Shareholder. Such certificates shall be treated as negotiable and title thereto and to the Shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate, and the shares represented thereby, of a Massachusetts business corporation. Unless otherwise determined by the Trustees, such certificates shall be signed by the Chairman of Trustees or the President and by the Treasurer or the Secretary of the Trust, if there are such officers, or by any two Trustees, if there are two or more Trustees, or by the sole Trustee if there is at such time only one Trustee of the Trust.

ARTICLE V

RECORD AND TRANSFER OF SHARES

Section 5.1. Share Register. A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and the numbers of the certificates representing such Shares and a record of all transfers thereof. Only Shareholders whose certificates are recorded on such register shall be entitled to vote or to receive distributions applicable to the Shares held by such Shareholders or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive any distribution, or to have notice given to him as herein provided, until he has given his address to such officer or agent of the Trust as shall keep the register for entry thereon.

Section 5.2. Owner of Record. Any Person becoming entitled to any Shares in consequence of the death, bankruptcy or insolvency of any Shareholder, or otherwise by operation of law, shall be recorded as the holder of such Shares and receive a new certificate for the same upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy, insolvency or other event.

Section 5.3. Transfers of Shares. Shares shall be transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trust of the certificate or certificates therefor, with all transfer tax stamps affixed or duly provided for, properly endorsed or accompanied by duly executed instrument or instruments of transfer, together with such evidence of the genuineness of each such endorsement, execution and authorization and of other matters as may reasonably be required by the Trust. Upon such delivery the transfer shall be recorded on the register of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee, and, in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the residue thereof shall be issued to the transferor, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor the Trust nor any officer or agent of the Trust shall be affected by any notice of the proposed transfer.

Section 5.4. Limitation of Fiduciary Responsibility. The Trustees shall not, nor shall the Shareholders or any officer or agent of the Trust, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Shares or any interest therein are subject, or to ascertain or inquire whether any sale or transfer of any such Shares or interest therein by any such Shareholder or his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein except the Persons recorded as such Shareholders. The receipt of the Person in whose name any Share is recorded, or, if such Share is recorded in the names of more than one Person, the receipt of any one of such Persons or of the duly authorized agent of any, such Person shall be a sufficient discharge for all money, securities and other property payable, issuable or deliverable in respect of such Share free from all liability to see to the proper application thereof.

Section 5.5. Notices. Any and all notices to which Shareholders hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to Shareholders of record at their last known post office address as recorded on the Share register provided for in Section 5.1 hereof.

Section 5.6. Replacement of Certificates. In case of the loss, mutilation or destruction of any certificate for Shares hereunder the Trustee may issue or cause to be issued a new certificate on such terms as they may deem fit.

Section 5.7. Transfer Agents and Registrars; Blank Certificates. The Trustees may appoint one or more transfer agents to keep the share register and record therein original issues and transfers of Shares, and one or more registrars to register the issue of Shares, and otherwise to perform the duties usually performed by transfer agents and registrars of stock of a corporation, except as the Trustees may modify such duties; and blank signed Share certificates may be deposited with any such transfer agent for use in accordance with such authority as the Trustees may grant to such agent.

ARTICLE VI

CHARACTERISTICS OF SHARES

Section 6.1. General. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer any assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration of Trust and in the certificates for Shares. The Shares shall carry the rights set forth in Article VII hereof.

Section 6.2. Death of Shareholders. The death of a Shareholder during the continuance of the Trust shall not terminate this Declaration of Trust nor give such Shareholder’s legal representatives a right to an accounting or to take any action in the courts or otherwise against other Shareholders or the Trustees or the Trust Property, but shall simply entitle the legal representatives of the deceased Shareholder to demand and receive, pursuant to the provisions of Section 5.3 hereof, a new certificate for Shares in place of the certificate held by the deceased Shareholder, and upon the acceptance thereof such legal representatives shall succeed to all the rights of the deceased Shareholder under this Declaration of Trust.

Section 6.3. Repurchase of Securities. The Trustees may, on behalf of the Trust, from time to time purchase or otherwise acquire outstanding Shares or other securities issued by the Trust for such consideration and on such terms as they may deem proper. In the case of Shares so purchased or acquired, such Shares shall not, so long as they belong to the Trust, receive distributions (other than, at the option of the Trustees, distributions in Shares) or be entitled to any voting rights. Such Shares may in the discretion of the Trustees be canceled and restored to the status of authorized-but-unissued Shares and the number of Shares issued be thereby reduced, or such Shares may in the discretion of the Trustees be held in the treasury and be disposed of by the Trustees at such time or times, to such party or parties and for such consideration as the Trustees may determine.

ARTICLE VII

SHAREHOLDERS

Section 7.1. Voting Powers. Shareholders shall have power to vote only (i) for the election or removal of Trustees or the increase or decrease in the number of Trustees as provided in Section 3.1 hereof, (ii) with respect to any termination or reorganization of the Trust to the extent and as provided in Sections 9.1 and 9.2 hereof, (iii) with respect to any amendment of this Declaration or the By-Laws of the Trust, (iv) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (v) to the same extent as the stockholders of a Massachusetts business corporation with respect to the sale, exchange or other disposition of the assets of the Trust, and (vi) with respect to such additional matters as may be required by this Declaration or the By-laws, or as the Trustees may consider necessary or desirable. Each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders shall be submitted to a separate vote of the outstanding Shares entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-laws to be taken by Shareholders.

Section 7.2. Annual Meetings. Annual meetings of the Shareholders shall be held in Boston, Massachusetts, or in such other place within or without The Commonwealth of Massachusetts as the Trustees may designate, on a day, at a time and at a place set by the Trustees. The business transacted at such meetings shall include the election of Trustees and the transaction of such other business as Shareholders may be entitled to vote upon as provided in this Declaration of Trust, or as the Trustees may determine.

Section 7.3. Special Meetings. Special meetings of the Shareholders may be called at any time by the President, or by a Majority of the Trustees, or by the holders of a majority of the outstanding Shares. Any such meeting shall be held at such time, at such place within or without The Commonwealth of Massachusetts, and for such purposes, as the individuals calling the same shall designate and as shall be stated in the notice thereof.

Section 7.4. Notice of Meetings. Notice of each meeting of the Shareholders, stating the time, place and purpose of the meeting, shall be given by the Trustees (or, in the case of the refusal of the Trustees to so act, by the holders of a majority of the outstanding Shares), by delivery in person or by first class mail, to each Shareholder entitled to vote thereat at his registered address, and shall be delivered or mailed at least ten (10) days and not more than fifty (50) days before the meeting. No business not stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. Any Shareholder may waive notice of the time, place and/or purpose of any meeting, whether before or after the holding thereof.

Section 7.5. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 90 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

Section 7.6. Quorum and Required Vote. The holders of a majority of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting, but the holders of any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws, the holders of a majority of the Shares voted at any meeting at which a quorum is present shall decide any questions and the holders of a plurality of such Shares shall elect a Trustee.

Section 7.7. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if the holders of a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 7.8. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Massachusetts business corporation under the Massachusetts Business Corporation Law.

Section 7.9. Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VIII

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 8.1. Trustees, Officers, Shareholders, etc. Not Personally Liable; Notice. The Trust shall be solely liable for any and all debts, claims, demands, judgments, decrees, liabilities or obligations of any and every kind, against or with respect to the Trust in tort, contract or otherwise in connection with the Trust Property or the affairs of the Trust, and resort shall be had solely to the Trust Property for the payment or performance thereof. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof be held to any personal liability.

Without limiting the foregoing, the Trustees and officers of the Trust, in incurring any debts, liabilities or obligations, or in limiting or omitting any other actions for or in connection with the Trust, are or shall be deemed to be acting as Trustees or officers of the Trust and not in their own capacities. No Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own self-dealing, willful misconduct or recklessness.

All Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust, or to the extent the liability of the Trust may have been expressly limited by contract to certain assets of the Trust Property, only to such assets for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as such Trustees, and such Trustees, shall not be personally liable thereon. Notwithstanding the foregoing, nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of self-dealing, willful misconduct or recklessness.

Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer, employee or agent shall give notice that this Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers, employee or agent and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the Trust Property, and may contain such further recital as he or they may deem appropriate, but the omission thereof shall not overate to bind any Trustee or Trustees or officer or officers, employee or agent or Shareholder or Shareholders individually.

No Shareholder shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any other Person or Persons in connection with Trust Property or the affairs of the Trust save only that arising from his own self-dealing, willful misconduct or recklessness, The Trust shall indemnify and hold each Shareholder (and his heirs, executors, administrators and other legal representatives, or in the case of a corporation or other entity, its corporate or other general successor) harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder, but only out of the assets of the Trust, for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, except for his self-dealing, willful misconduct or recklessness The rights accruing to a Shareholder under this Section 8.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein; provided, however, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their ownership of Shares, nor for any losses suffered by reason of changes in the market value of securities of the Trust.

Section 8.2. Trustees’ Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own self-dealing, willful misconduct or recklessness, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant or Contracting Party, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party. The Trustees shall not be required to give any bond as such, nor any surety or any other security if a bond is required.

Section 8.3. Apparent Authority of the Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 8.4. Indemnification of Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers and any person who serves at the Trust’s request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to, together with such person’s heirs, executors, administrators or other legal representatives, as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or settlement or as fines and penalties, and counsel fees, reasonably incurred or paid by such Covered Person in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding (i) not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust, or (ii) to he liable to the Trust or its Shareholders by reason of self-dealing, willful misconduct or recklessness. Expenses, including counsel fees but excluding amounts paid in satisfaction of judgments, in compromise or settlement, or as fines or penalties, so incurred by any such Covered Person shall be paid from time to time by the Trust in advance of a final decision on the merits in any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII; provided, however, that either (x) such Covered Person shall have provided appropriate security for his undertaking, (y) the Trust shall be insured against losses arising from any such advance payments, or (z) either a majority of a quorum of Trustees who are not parties to the action, suit or other proceeding in question and against whom no other action, suit or proceeding on the same or similar grounds is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the “Disinterested Trustees”), or independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification under this Article VIII.

Section 8.5. Compromise or Settlement Payment. As to any matter disposed of (whether by a compromise or settlement payment, pursuant to a consent decree or otherwise) without a final decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either did not act in good faith in the reasonable belief that his action was in the best interests of the Trust or is liable to the Trust or its Shareholders by reason of self-dealing, willful misconduct or recklessness, indemnification shall be provided if (i) approved as in the best interests of the Trust by a majority of the Disinterested Trustees upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such Covered Person appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of self-dealing, willful misconduct or recklessness, or (ii) there has been obtained an opinion in writing of independent legal counsel, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which he would otherwise be subject by reason of self-dealing, willful misconduct or recklessness. Any such approval or opinion shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Article VIII if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of self-dealing, willful misconduct or recklessness.

Section 8.6. Indemnification Not Exclusive, etc. The right of indemnification provided by this Article VIII shall not be exclusive of or affect any other rights to which any Covered Person may be entitled. Nothing contained in this Article VIII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Amendment of Declaration; Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue in perpetuity. The provisions of this Declaration of Trust may be amended or altered (except as to the limitations of personal liability of the Shareholders and Trustees and the prohibition of assessments upon Shareholders) or the Trust may be terminated, by a written instrument signed by a Majority of the Trustees and consented to by the holders of at least a majority of the total number of Shares then outstanding hereunder and entitled to vote thereon, either by vote at a meeting of Shareholders called for the purpose or by an instrument or instruments in writing without a meeting signed by the holders of such number of Shares. Such amendment or termination shall not be effective until and unless such instrument shall have been acknowledged by one or more of the Trustees executing the same and filed and recorded in accordance with Section 9.3, and until a certificate signed and acknowledged by a Trustee as to the accomplishment of such consent in accordance with this Section 9.1 shall have been so filed and recorded. Upon the termination of the Trust pursuant to this Section 9.1:

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of the Trust Property as or substantially as an entirety incident to such a termination shall require consent to the principal terms of the transaction and the nature and amount of the consideration, either by affirmative vote at a meeting or by written consent without a meeting, as provided above in this Section 9.1 for consent to a termination of the Trust, of the holders of at least a majority of the total number of Shares then outstanding hereunder and entitled to vote thereon.

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

Section 9.2. Reorganization. The Trust may merge or consolidate with any other corporation, association, trust or other organization, or may sell, lease or exchange all or substantially all of its assets, including its good will, upon such terms and conditions and for such consideration, and thereafter be terminated, when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of a majority of the total number of Shares then outstanding and entitled to vote thereon. Nothing contained herein shall be construed as requiring approval of Shareholders for any sale of assets in the ordinary course of business of the Trust.

Section 9.3. Filing of Copies. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and with the City Clerk of the City of Boston, as well as with any other governmental office where such filings may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments.

Section 9.4. Applicable Law. This Declaration of Trust, and the Trust created hereby, are made and created for the purpose of acquiring property located within The Commonwealth of Massachusetts and/or interests in subsidiary entities owning property located within said Commonwealth, and are created under and are to be governed by and construed and administered according to the laws of said Commonwealth.

Section 9.5. Trustee Certification. Any certificate executed by an individual who, according to the records in the office of the Secretary of The Commonwealth of Massachusetts appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfied the requirements of this Declaration of Trust, (e) the form of this Declaration, the Trust’s By-Laws or any amendment thereto, (f) the identity of any officers elected by the Trustees, or (g) the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees or any of them and the successors of such Person.

Section 9.6. References; Gender; Headings; Counterparts. In this instrument and in any amendment, references to this instrument, and all expressions like “herein”, “hereof’, and “hereunder” shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 9.7. Provisions in Conflict With Law or Regulations. The provisions of this Declaration of Trust are severable, and if any provisions of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceable shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 9.8. Resident Agent. The Trust’s initial Resident Agent for service of process in The Commonwealth of Massachusetts shall be Joel R. Carpenter, Esq., of Sullivan & Worcester LLP, One Post Office Square, Boston MA 02109. Said Resident Agent shall serve until replaced by the Trust pursuant to Section 1.2 of this Declaration of Trust. Service of any lawful process on the Resident Agent shall be of the same force and validity as service on the Trust.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal, for himself and his assigns, and has thereby accepted the trusteeship as the Initial Trustee of Entercom Boston 1 Trust hereby granted and agreed to the provisions hereof, all as of the day and year first above written.

/s/ Joseph M. Field
Joseph M. Field, Initial Trustee of
Entercom Boston 1 Trust

The undersigned Settlor of Entercom Boston 1 Trust hereby accepts, approves and authorizes the foregoing Agreement and Declaration of Trust of Entercom Boston 1 Trust.

Dated: September 18, 1998

Entercom Communications Corp. 401 City Ave. Ste 409 Bala Cynwyd, PA 19004

By:	/s/ John C. Donlevie
Print Name: John C. Donlevie
Title: Executive Vice President

ENTERCOM BOSTON 1 TRUST

ARTICLES OF AMENDMENT

Entercom Boston 1 Trust, a trust with transferable shares under the laws of The Commonwealth of Massachusetts (the “Trust”), hereby certifies that:

First:             The Agreement and Declaration of Trust of the Trust, dated September 18, 1998, (the “Declaration”) as currently in effect is hereby amended by deleting therefrom in its entirety the fourth paragraph of Section 8.1 of the Declaration, and inserting in lieu thereof, the following new fourth paragraph of Section 8.1:

Every security, obligation, contract, instrument or undertaking, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively taken to have been executed or done by a Trustee or Trustees or an officer or agent of the Trust only in their or his capacity as Trustees or Trustee under this Declaration of Trust, or in the capacity of officer or agent of the Trust. It shall be the duty of the Trustees to use all reasonable efforts to insure that every security, obligation, contract, instrument or undertaking made or issued by a Trustee or the Trustees, or by any such officer or agent of the Trust in his capacity as such, recites that it is executed or made by them or him not individually, but as Trustees or Trustee under this Declaration of Trust, or as such officer or agent, and state that obligations thereunder are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, Shareholders, officers or agents of the Trust, but the Trust Property or a specific portion thereof only shall be bound, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers or agents of the Trust.

Second:             The foregoing amendment to the Declaration was duly approved by the sole Trustee of the Trust and by the sole Shareholder of the Trust in accordance with Section 9.1 of the Declaration.

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be executed on its behalf by its sole Trustee on this 28th day of February, 2002.

ENTERCOM BOSTON 1 TRUST

By:	/s/ Joseph M. Field
Joseph M. Field
Trustee